Consent of Registered Independent Public Accounting Firm

We hereby consent to the inclusion in this filing on Form 8-K/A, of our report dated September 29, 2017, of our audit of the financial statements of Global Technical Services, Inc., as of and for the years ended December 31, 2016 and 2015.

Owings Mills, MD
November 21, 2017